Exhibit 32

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report on Form 10-K of The Ridgewood Power Growth Fund (the "Fund") for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof, (the "Report"), each of the undersigned officers of the Fund hereby certifies, pursuant to 18 U.S.C. (section) 1350, as adopted pursuant to (section) 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge except with respect to the timeliness of the filing of the Report:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Name: /s/ Randall D. Holmes
Title: Chief Executive Officer
Date: February 28, 2006

Name: /s/ Douglas R. Wilson
Title: Executive Vice President and Chief Financial Officer
Date: February 28, 2006

This certification is being furnished to the SEC with this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Fund for purposes of Section 18 of the Securities Exchange Act of 1934.